EXHIBIT 99.3

               UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                                  STATEMENTS


The following unaudited pro forma condensed combined statements of income for the nine months ended September 30, 1998 and the year ended December 31, 1997 and the unaudited pro forma condensed combined balance sheet as of September 30, 1998 give effect to the acquisition of Sedgwick. The purchase method of accounting has been applied to the transaction. Accordingly, assets acquired and liabilities assumed have been reflected at their estimated fair values which, ultimately, will be subject to further refinement. The pro forma statements of income assume the acquisition occurred on January 1, 1997 and the pro forma balance sheet assumes the transaction occurred on September 30, 1998.

The unaudited pro forma statements of income do not include potential cost savings that may be realized as a result of the acquisition or the effect of a special charge that is expected to include, among other items, the Registrant's cost (non-goodwill) related to severance arrangements, the closing of existing facilities and the issuance of certain deferred stock units. The Registrant has indicated that it anticipates ultimately achieving gross pretax cost savings in the range of $200 million per year, over a period of years. See "Information Concerning Forward-Looking Statements".

The unaudited pro forma condensed combined financial statements have been prepared by the Registrant based upon the assumptions disclosed in the notes to the pro forma condensed combined financial statements and reflect the Registrant's expectation that it will acquire 100% of Sedgwick's issued share capital and issued convertible bonds. The unaudited pro forma financial statements presented herein are shown for illustrative purposes only and do not purport to be indicative of the results which would have been reported if the transaction had occurred on the dates indicated or which may occur in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Registrant's Quarterly Report on Form 10-Q for the nine months ended September 30, 1998 and Annual Report on Form 10-K for the year ended December 31, 1997 and the Sedgwick financial statements included in Exhibits 99.1 and 99.2 of this Form 8-K.




MARSH & MCLENNAN COMPANIES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
(In millions, except per share figures)




                                             Historical (1)
                                    --------------------------------
                                    Marsh & McLennan Sedgwick Group,  Pro Forma    Pro Forma
                                     Companies, Inc.   as adjusted   (Adjustments) Combined
                                    ---------------- --------------- ------------ ---------
Revenue                                  $ 5,245         $1,214       $            $6,459

Expense                                    4,160          1,282          34 (b)     5,476
                                         -------         ------       -----        ------

Operating Income (Loss)                    1,085           (68)         (34)          983

Interest, net                               (77)            (4)         (75)(c)     (156)
                                         -------         ------       -----        ------

Income (Loss) Before Income Taxes          1,008           (72)        (109)         827

Provision (Benefit) for Income Taxes         398           (19)         (26)(d)      353
                                         -------         ------       -----        ------

Net Income (Loss)                        $   610         $ (53)       $ (83)       $ 474
                                         =======         ======       ======       ======

Basic Net Income Per Share               $  2.38                                   $ 1.78
                                         =======                                   ======

Diluted Net Income Per Share             $  2.28                                   $ 1.70
                                         =======                                   ======

Average Number of Shares
  Outstanding - Basic                        256                         10 (e)       266
                                         =======                      =====        ======

Average Number of Shares
 Outstanding - Diluted                       264                         10 (e)       274
                                         =======                      =====        ======

(1)  Sedgwick's net loss for the nine months ended September 30, 1998 includes a $16 million exceptional pretax gain and a $200 million exceptional pretax charge.



See accompanying notes to pro forma condensed combined financial statements.




MARSH & MCLENNAN COMPANIES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1997 (UNAUDITED)
(In millions, except per share figures)


                                             Historical (1)
                                    --------------------------------
                                    Marsh & McLennan Sedgwick Group,  Pro Forma    Pro Forma
                                     Companies, Inc.   as adjusted   (Adjustments) Combined
                                    ---------------- --------------- ------------  ---------

Revenue                                  $6,009          $1,588         $          $7,597

Expense                                   5,264           1,436            46(b)    6,746
                                         -------         -------       ------     -------

Operating Income (Loss)                     745             152           (46)        851

Interest, net                               (83)             (6)         (100)(c)    (189)
                                         -------         -------       ------     -------
Income (Loss) Before Income Taxes           662             146          (146)        662

Provision (Benefit) for Income Taxes        263              61           (35)(d)     289
                                         -------         -------       ------     -------

Net Income (Loss)                        $  399          $   85        $ (111)    $   373
                                         =======         =======       ======     =======

Basic Net Income Per Share                $  1.63  (2)                            $  1.46
                                          =======                                 =======

Diluted Net Income Per Share              $  1.59  (2)                            $  1.43
                                          =======                                 =======

Average Number of Shares
  Outstanding - Basic                         245  (2)                    10 (e)     255
                                          =======                     ======      =======

Average Number of Shares
 Outstanding - Diluted                        251  (2)                    10 (e)     261
                                          =======                     ======      =======


(1) Marsh & McLennan's expense includes special charges amounting to $297 million for the year ended December 31, 1997.

(2) Restated to reflect the three-for-two stock split in the form of a stock distribution issued on June 26, 1998.



See accompanying notes to pro forma condensed combined financial statements.



MARSH & MCLENNAN COMPANIES, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 1998 (UNAUDITED)
(In millions of dollars)

                                             Historical (1)
                                    --------------------------------
                                    Marsh & McLennan Sedgwick Group,  Pro Forma    Pro Forma
                                     Companies, Inc.   as adjusted   (Adjustments) Combined
                                    ---------------- --------------- ------------  ---------

Current Assets:
Cash and cash equivalents                $   667         $   340      $    -       $  1,007
                                         -------         -------       ------      --------

Receivables                                1,704             642                      2,346
Less - allowance for doubtful accounts       (68)            (54)          -           (122)
                                         -------         -------       ------      --------
Net receivables                            1,636             588           0          2,224

Other current assets                         543              91          61(g)         695
                                         -------         -------       ------      --------
Total current assets                       2,846           1,019          61          3,926
                                         -------         -------       ------      --------
Long-term securities                         752           1,083                      1,835

Fixed assets, net                            934             373         (25)(g)      1,282

Intangible assets                          2,822             360        1,840(h)      5,022

Other assets                               1,374              70          149(g)      1,593
                                         -------         -------       ------      --------
                                         $ 8,728          $2,905       $2,025      $ 13,658
                                         =======         =======       ======      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt                          $   480         $    44      $   200(i)   $    724
Accounts payable and accrued
  liabilities                              1,880             309          150(g)      2,339
Accrued income taxes                         354              47                        401
                                         -------         -------       ------      --------
      Total current liabilities            2,714             400          350         3,464
                                         -------         -------       ------      --------

Fiduciary liabilities                      2,570             571                      3,141
Less - cash and investments
 held in a fiduciary capacity             (2,570)           (571)                    (3,141)
                                         -------         -------       ------      --------
                                              -               -            -             -
                                         -------         -------       ------      --------
Long-term debt                             1,280             235        1,386(i)      2,901
                                         -------         -------       ------      --------
Other liabilities                          1,157           1,605          425(g)      3,187
                                         -------         -------       ------      --------
Commitments and contingencies                 -               -            -            -

Stockholders' equity:
Preferred stock                               -               -            -            -
Common stock                                 261              91          (91)(j)       271
                                                                           10 (j)
Other stockholders' equity                 3,490             574         (574)(j)     4,009
                                                                          519 (j)
                                         -------         -------       ------      --------
                                           3,751             665         (136)        4,280
Less - treasury shares                      (174)                                      (174)
                                         -------         -------       ------      --------
Total shareholders' equity                 3,577             665         (136)        4,106
                                         -------         -------       ------      --------
                                          $8,728          $2,905       $2,025       $13,658
                                         =======         =======       ======      ========

See accompanying notes to pro forma condensed combined financial statements.





               NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL
                                  STATEMENTS



A description of the adjustments reflected in the pro forma condensed combined financial statements follows:

(a) Certain amounts included in the Sedgwick consolidated statements of income (interest income, interest expense, equity in income of affiliates and minority interest in income of subsidiaries) have been reclassified to conform with the Registrant's financial statement presentation and have been presented in accordance with U.S. Generally Accepted Accounting Principles. (See note 32 of the financial statements in Exhibit 99.1 and Additional information for US investors in Exhibit 99.2) Results for the year ended December 31, 1997 and the nine months ended September 30, 1998 have been translated at(pound) = US$1.64 and(pound) = US$1.65, respectively.

(b) To reflect the incremental estimated annual goodwill amortization charge associated with the acquisition of Sedgwick (the
      "acquisition"). Goodwill is being amortized over a forty-year period.

(c) To record the additional annual interest expense associated with the estimated incremental debt that is expected to be incurred by the Registrant as a result of the acquisition at an assumed interest rate of 6.31%.

(d) To record the tax effect of the pro forma adjustments (exclusive of the goodwill amortization) at an assumed tax rate of 35%.

(e) To reflect the estimated portion of the acquisition cost to be financed through equity.

(f) Certain amounts included in the Sedgwick consolidated balance sheet have been reclassified to conform with the Registrant's financial statement presentation. In particular, fiduciary cash and investments of $571 million have been offset against the related liabilities and presented in the liability section of the balance sheet. In addition, receivables and payables for uncollected premiums and claims are presented in footnote disclosure in the Registrant's financial statements. The balance sheet has been translated at(pound) = US$1.70.

(g) To reflect the impact of $600 million in assumed purchase related matters which are principally related to severance, duplicative real estate, adjustments of asset and liability balances under purchase accounting and transaction costs net of the related income tax impact of $210 million. This figure is subject to further refinement as the Registrant's management continues to review these purchase related matters.

(h) Represents the net of the $2.1 billion acquisition consideration adjusted for the items described in Notes (g) and (j)(2). The preliminary allocation of the acquisition consideration to the underlying assets and liabilities of Sedgwick, including goodwill, is subject to further refinement as the Registrant's management continues to review the estimated fair values of the assets acquired and the liabilities assumed.

(i) To reflect the incremental debt assumed to be incurred to finance $1.6 billion of the acquisition.

(j) To record the net adjustment required in stockholders' equity to reflect (1) the issuance of $0.5 billion of the Registrant's $1 par value common stock representing the estimated portion of the acquisition cost to be financed through equity and (2) the elimination of $0.7 billion of Sedgwick net assets.